As filed with the Securities and Exchange Commission on July 13, 2018

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

KKR Real Estate Finance Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	47-2009094
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9 West 57th Street, Suite 4200
New York, New York 10019
Tel: (212) 750-8300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

W. Patrick Mattson
Chief Operating Officer and Secretary
9 West 57th Street, Suite 4200
New York, New York 10019
Tel: (212) 750-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Joseph H. Kaufman, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Tel: (212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Common stock, par value $0.01 per share		(1)(2)(3)		(1)(2)	$200,000,000	$24,900	(4)
Secondary Offering
Common stock, par value $0.01 per share, for resale by selling stockholders	40,385,086	(3)	$20.43	(5)	$825,067,306.98	$102,720.88
Total					$1,025,067,306.98	$127,620.88	(4)

(1)	There are being registered under this registration statement such indeterminate number of shares of our common stock, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $200,000,000.
(2)	Omitted pursuant to Rule 457(o) under the Securities Act.
(3)	In the event of a stock split, reverse stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be adjusted to cover the additional shares of our common stock issuable pursuant to Rule 416 under the Securities Act.
(4)	Calculated pursuant to Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price.
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock on July 11, 2018, as reported on the NYSE. The proposed maximum offering price per share of common stock will be determined from time to time by the selling stockholders in connection with, and at the time of, the sale by the selling stockholder of the securities registered hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated July 13, 2018.

Prospectus

KKR Real Estate Finance Trust Inc.

$200,000,000
Common Stock

40,385,086 Shares of Common Stock Offered by Selling Stockholders

KKR Real Estate Finance Trust Inc. may offer up to an aggregate of $200,000,000 of our common stock par value $0.01 per share (the “common stock”), from time to time in one or more offerings. This prospectus additionally relates to the sale of up to 40,385,086 shares of common stock from time to time by certain of our existing stockholders.

This prospectus describes the general manner in which our common stock may be offered and sold. If necessary, the specific manner in which our common stock may be offered and sold will be described in a supplement to this prospectus.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “KREF.” On July 12, 2018, the closing sales price of our common stock as reported on the NYSE was $20.53 per share.

We are a real estate finance company that focuses primarily on originating and acquiring senior loans secured by commercial real estate assets. We are externally managed and advised by KKR Real Estate Finance Manager LLC, an indirect subsidiary of KKR & Co. Inc. (together with its subsidiaries, “KKR”). We are a Maryland corporation, and we have elected to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. Shares of our common stock are subject to limitations on ownership and transfer that are primarily intended to assist us in maintaining our qualification as a REIT. Our charter contains certain restrictions relating to the ownership and transfer of our common stock, including, subject to certain exceptions, a 9.8% limit, in value or by number of shares, whichever is more restrictive, on the ownership of any class or series of our outstanding capital stock. See “Description of Capital Stock—Certain Provisions of Our Charter and Bylaws and of Maryland Law—REIT Qualification Restrictions on Ownership and Transfer.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our common stock.

Investing in our common stock involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our common stock. See “Where You Can Find More Information” and “Incorporation by Reference” below.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated             , 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and certain selling stockholders may, from time to time, offer and/or sell shares of our common stock in one or more offerings or resales. This prospectus provides you with a general description of the shares of our common stock that we and certain selling stockholders may offer. Each time we or the selling stockholders sell shares of our common stock using this prospectus, we may provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus, each of which containing more specific information about the offering and the shares of our common stock being offered, including the names of any underwriters, the prices and our net proceeds from the sales of those shares of common stock. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation by Reference” before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are responsible for the information contained in or incorporated by reference in this prospectus or a prospectus supplement. Neither we nor the selling stockholders have authorized anyone to give you different information, and if you are given any information that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We and the selling stockholders are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Except where the context requires otherwise, the terms “company,” “we,” “us,” “our” and “KREF” refer to KKR Real Estate Finance Trust Inc., a Maryland corporation, and its subsidiaries; “Manager” refers to KKR Real Estate Finance Manager LLC, a Delaware limited liability company, our external manager; and “KKR” refers to KKR & Co. Inc., a Delaware corporation, and its subsidiaries.

ii

MARKET AND OTHER INDUSTRY DATA

This prospectus includes and incorporates by reference market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates’ experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure contained or incorporated by reference in this prospectus, and we believe our estimates to be accurate as of the date of this prospectus, such other date stated in this prospectus or such date as of the document incorporated herein. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included and incorporated by reference in this prospectus, and estimates and beliefs based on that data, may not be reliable.

iii

PROSPECTUS SUMMARY

This summary highlights certain significant aspects of our business. This is a summary of information contained elsewhere in this prospectus and incorporated by reference herein, is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, any prospectus supplement, the documents incorporated by reference herein or therein and any free writing prospectus preared by us or on our behalf, including the information presented under the sections entitled “Risk Factors” and “Forward-Looking Statements” and the consolidated financial statements and the notes thereto incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties.

Our Company

KREF is a real estate finance company that focuses primarily on originating and acquiring senior loans secured by commercial real estate (“CRE”) assets. Our investment strategy is to originate or acquire senior loans collateralized by institutional-quality CRE assets that are owned and operated by experienced and well-capitalized sponsors and located in liquid markets with strong underlying fundamentals. Our target assets also include mezzanine loans, preferred equity and other debt-oriented instruments with these characteristics. Our investment objective is capital preservation and the generation of attractive risk-adjusted returns for our stockholders over the long term, primarily through dividends.

We had a book value of $1,050.3 million as of March 31, 2018 and established a portfolio of diversified investments, consisting of performing senior loans, mezzanine loans and commercial mortgage-backed securities (“CMBS”) B-Pieces, which had a value of $2,473.8 million.

Our Manager and KKR

We are externally managed by KKR Real Estate Finance Manager LLC (our “Manager”), a registered investment adviser and indirect subsidiary of KKR & Co. Inc., a leading global investment firm with an over 40-year history of leadership, innovation and investment excellence. KKR manages investments across multiple asset classes, including private equity, real estate, energy, infrastructure and credit, with strategic manager partnerships that manage hedge funds. KKR & Co. Inc. is listed on the NYSE (NYSE: KKR) and reported $176.4 billion of assets under management as of March 31, 2018. KKR’s “One-Firm” culture encourages collaboration and leveraging resources and relationships across KKR to help find creative solutions for clients seeking capital and strategic partnerships. We believe our Manager’s relationship with KKR and its differentiated global investment management and capital markets platform provides us with significant advantages in sourcing, evaluating, underwriting and managing our investments.

In connection with the performance of its duties, our Manager benefits from the resources, relationships and expertise of KKR’s global real estate group (“KKR Real Estate”), which provides equity and debt capital across a variety of real estate sectors and strategies. Established in 2011 under the leadership of Ralph F. Rosenberg, Global Head of KKR Real Estate and Chairman of our board of directors, KKR Real Estate’s assets under management has reached $6.4 billion as of March 31, 2018. Mr. Rosenberg, who has 29 years of real estate equity and debt transaction experience, is supported at KKR Real Estate by a team of over 55 dedicated investment professionals across seven offices globally. We believe that KKR Real Estate’s global relationships with property owners, managers, lenders, brokers and advisors and real-time knowledge derived from its broadly diversified real estate holdings provide our Manager with access to sourcing channels as well as operational and strategic insights to help our Manager evaluate and monitor individual investment opportunities. Additionally, our Manager leverages the proprietary information available to us through KKR’s global investment platforms to conduct thorough underwriting and due diligence and develop a deeper understanding of the opportunities, risks and challenges of the investments that we review. Further, our Manager benefits from KKR Capital Markets (“KCM”), a subsidiary of KKR & Co. Inc., comprised of a team of over 40 investment professionals that advise KKR’s investment teams and portfolio companies on executing equity and debt capital markets solutions.

Our Manager is led by an experienced team of senior real estate professionals, including Christen E.J. Lee and Matthew A. Salem, our Co-Chief Executive Officers and Co-Presidents, and W. Patrick Mattson, our Chief Operating Officer, who collectively average over 20 years of CRE experience. Our Manager’s senior leadership team is supported by 12 other investment professionals with significant expertise in executing our investment strategy. Our Manager’s investment committee, which is comprised of Messrs. Rosenberg, Lee, Salem, Mattson,

Jamie M. Weinstein, Global Co-Head of KKR Special Situations, Billy Butcher, Chief Operating Officer of KKR Real Estate, Roger Morales, Head of Real Estate Acquisitions Americas, and Justin Pattner, Head of Real Estate Equities Americas, advises and consults with our Manager and its investment professionals with respect to our investment strategy, portfolio construction, financing and investment guidelines and risk management and approves all of our investments.

Operating and Regulatory Structure

REIT qualification

We elected to be treated as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2014 and believe that we have operated and expect to continue to operate so as to qualify as a REIT. So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on net taxable income that we distribute annually to our stockholders. Our continued qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, certain qualification tests in the U.S. federal income tax laws. Those qualification tests involve the percentage of our income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of our share ownership and the percentage of our earnings that we distribute. In order to comply with REIT requirements, we may need to forego otherwise attractive opportunities and limit our expansion opportunities and limit the manner in which we conduct our operations.

See “Risk Factors—Risks Related to our REIT Status and Certain Other Tax Items” in the 2017 10 K and incorporated by reference herein.

Investment Company Act status

We and our subsidiaries currently conduct, and intend to continue to conduct, our operations so that we are not required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

We believe we are not an investment company under Section 3(a)(1)(A) of the Investment Company Act because we do not engage primarily, or hold ourselves out as being engaged primarily, in the business of investing, reinvesting or trading in securities. Rather, we, through our subsidiaries, are primarily engaged in non-investment company businesses related to real estate. In addition, we intend to continue to conduct our operations so that we do not come within the definition of an investment company under Section 3(a)(1)(C) of the Investment Company Act because less than 40% of our total assets on an unconsolidated basis will consist of “investment securities.” Excluded from the term “investment securities” (as that term is defined in the Investment Company Act) are securities issued by majority owned subsidiaries that are themselves not investment companies and are not relying on the exclusion from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We hold our assets primarily through direct or indirect wholly owned or majority owned subsidiaries, certain of which are excluded from the definition of investment company pursuant to Section 3(c)(5)(C) of the Investment Company Act. To qualify for the exclusion pursuant to Section 3(c)(5)(C), based on positions set forth by the staff of the SEC, each such subsidiary generally is required to hold at least (i) 55% of its assets in “qualifying” real estate assets and (ii) at least 80% of its assets in “qualifying” real estate assets and real estate related assets. “Qualifying” real estate assets for this purpose include senior mortgage loans, certain B Notes and certain mezzanine loans that satisfy various conditions as set forth in SEC staff no action letters and other guidance, and other assets that the SEC staff in various no action letters and other guidance has determined are the functional equivalent of senior loans for the purposes of the Investment Company Act. We treat as real estate related assets B Notes and mezzanine loans that do not satisfy the conditions set forth in the relevant SEC staff no action letters and other guidance, and debt and equity securities of companies primarily engaged in real estate businesses. Unless a relevant SEC no action letter or other guidance applies, we expect to treat preferred equity interests as real estate related assets. The SEC has not published guidance with respect to the treatment of CMBS for purposes of the Section 3(c)(5)(C) exclusion. Unless the SEC or its staff issues guidance with respect to CMBS, we intend to treat CMBS as a real estate related asset. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. For our subsidiaries that maintain this exclusion or another exclusion or exception under the Investment Company Act (other than Section 3(c)(1) or Section 3(c)(7) thereof), our interests in these subsidiaries do not and will not constitute “investment securities.”

As a consequence of our seeking to avoid the need to register under the Investment Company Act on an ongoing basis, we and/or our subsidiaries may be restricted from making certain investments or may structure investments in a manner that would be less advantageous to us than would be the case in the absence of such requirements. In particular, a change in the value of any of our assets could negatively affect our ability to avoid the need to register under the Investment Company Act and cause the need for a restructuring of our investment portfolio. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage backed securities that represent less than the entire ownership in a pool of senior loans, debt and equity tranches of securitizations and certain asset backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate. In addition, seeking to avoid the need to register under the Investment Company Act may cause us and/or our subsidiaries to acquire or hold additional assets that we might not otherwise have acquired or held or dispose of investments that we and/or our subsidiaries might not have otherwise disposed of, which could result in higher costs or lower proceeds to us than we would have paid or received if we were not seeking to comply with such requirements. Thus, avoiding registration under the Investment Company Act may hinder our ability to operate solely on the basis of maximizing profits.

There can be no assurance that we and our subsidiaries will be able to successfully avoid operating as an unregistered investment company. If it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that we would be unable to enforce contracts with third parties, that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company, and that we would be subject to limitations on corporate leverage that would have an adverse impact on our investment returns.

If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act) and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan, which could materially adversely affect our ability to pay distributions to our stockholders.

See “Risk Factors—Risks Related to Our Company—Avoiding the need to register under the Investment Company Act imposes significant limits on our operations. Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act” in the 2017 10 K, which is incorporated by reference herein.

Our investment allocation strategy is influenced by prevailing market conditions at the time we invest, including interest rate, economic and credit market conditions. In addition, in the future we may invest in assets other than our target assets. Our selection of investments is subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our avoiding the need to register under the Investment Company Act.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies that are not emerging growth companies. These provisions include:

•	reduced disclosure about our executive compensation arrangements;
•	exemption from the requirement to seek non-binding stockholder advisory votes on executive compensation or golden parachute arrangements; and
•	exemption from the requirement to obtain an auditor attestation of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years from the completion of our initial public offering (“IPO”) in May 2017 or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues as of the end of our fiscal year, we have more than $700.0 million in market value of our stock held by non-affiliates as of the end of our second fiscal quarter (which is tested at year-end) or we issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some or all of these reduced disclosure obligations.

The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have chosen to “opt out” of this provision and, as a result, we comply, and will continue to comply, with new or revised accounting standards as required for public companies that are not emerging growth companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

Corporate Information

KKR Real Estate Finance Trust Inc. was incorporated in Maryland on October 2, 2014. Our principal executive offices are located at 9 West 57th Street, Suite 4200 New York, New York 10019, and our telephone number is (212) 750-8300. Our website is www.KKRreit.com. The information on or otherwise accessible through our website does not constitute a part of this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Certain risks relating to us and our business are described under the headings “Business” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 28, 2018 (the “2017 10-K”), which is incorporated by reference into this prospectus and which you should carefully review and consider, along with the other information contained in this prospectus or incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before making an investment in our common stock. See “Where You Can Find More Information” and “Incorporation by Reference.” Additional risks, as well as updates or changes to the risks described in the documents incorporated by reference herein, may be included in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of common stock pursuant to this prospectus.

In addition, please read the section of this prospectus captioned “Forward-Looking Statements”, in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Investment in common stock offered pursuant to this prospectus involves risks and uncertainties. Our business, financial condition, results of operations or liquidity could be materially adversely affected by any of these risks. The market or trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “plans,” “estimates” or “anticipates,” the negative version of these words, or similar expressions that concern our operations, strategy, projections or intentions. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance, and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in, or incorporated by reference in, this prospectus. Such risks, uncertainties and other important factors include, among others, the risks, uncertainties and factors set forth under the section entitled “Risk Factors” in the 2017 10-K, which is incorporated by reference herein, and the following risks, uncertainties and factors:

•	the general political, economic and competitive conditions in the United States and in any foreign jurisdictions in which we invest;
•	the level and volatility of prevailing interest rates and credit spreads;
•	adverse changes in the real estate and real estate capital markets;
•	general volatility of the securities markets in which we participate;
•	changes in our business, investment strategies or target assets;
•	difficulty in obtaining financing or raising capital;
•	adverse legislative or regulatory developments;
•	reductions in the yield on our investments and increases in the cost of our financing;
•	acts of God such as hurricanes, earthquakes and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments;
•	deterioration in the performance of properties securing our investments that may cause deterioration in the performance of our investments and potentially principal losses to us;
•	defaults by borrowers in paying debt service on outstanding indebtedness;
•	the adequacy of collateral securing our investments and declines in the fair value of our investments;
•	adverse developments in the availability of desirable investment opportunities whether they are due to competition, regulation or otherwise;
•	difficulty in successfully managing our growth, including integrating new assets into our existing systems;
•	the cost of operating our platform, including, but not limited to, the cost of operating a real estate investment platform and the cost of operating as a publicly traded company;
•	the availability of qualified personnel and our relationship with our Manager;
•	KKR controls us and its interests may conflict with those of our stockholders in the future;
•	our qualification as a REIT for U.S. federal income tax purposes and our exclusion from registration under the Investment Company Act; and

•	authoritative United States generally accepted accounting principles or policy changes from such standard-setting bodies such as the Financial Accounting Standards Board, the SEC, the U.S. Internal Revenue Service (the “IRS”), the NYSE, and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed under the section entitled “Risk Factors” in the 2017 10-K and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2017 10-K and Quarterly Report for the three-month period ended March 31, 2018. You should evaluate all forward-looking statements made in, and incorporated by reference in, this prospectus in the context of these risks and uncertainties.

We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements contained in, and incorporated by reference in, this prospectus apply only as of the date made and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, the net proceeds from the sale of the common stock offered by us pursuant to this prospectus and each prospectus supplement will be used to acquire our target assets in a manner consistent with our investment strategies and investment guidelines described in the 2017 10-K, incorporated by reference herein, and for general corporate purposes, which may include working capital needs, capital expenditures, expansion of the business and acquisitions.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. For more information about the selling stockholders, see “Selling Stockholders.”

SELLING STOCKHOLDERS

In addition to the shares of our common stock that we may offer from time to time in one or more offerings, this prospectus relates to the resale from time to time of up to a total of 40,385,086 shares of common stock by the selling stockholders. The following table sets forth information with respect to the current beneficial ownership of the selling stockholders, the number of shares of common stock being offered hereby by each selling stockholder and information with respect to shares to be beneficially owned by each selling stockholder after completion of this offering, assuming all shares that may be offered from time to time by such selling stockholder pursuant to this prospectus are sold.

The number of shares and percentages of beneficial ownership set forth below are based on beneficial ownership as of June 30, 2018 as provided by such selling shareholder to the company and are based on the number of shares of our common stock issued and outstanding as of June 30, 2018. Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities or the right to acquire such powers within 60 days. Except as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

	Shares of Common Stock beneficially owned prior to the offering		Maximum number of shares of Common Stock to be sold hereunder	Shares of Common Stock beneficially owned after sale of the maximum number of shares
Name of Selling Stockholder	Number	Percent	Number	Number	Percent
KKR Affiliates(1)	23,758,616	44.8%	23,758,616	—	—%
Makena Capital Management, LLC(2)	7,500,000	14.1%	7,500,000	—	—%
Townsend Holdings LLC(3)	5,626,470	10.6%	5,626,470	—	—%
Nan Shan Life Insurance Co., Ltd.(4)	3,500,000	6.6%	3,500,000	—	—%
(1)	Includes 20,000,000 shares of common stock held by KKR REFT Holdings L.P. and 3,758,616 shares of common stock held by Tactical Value SPN-KREF Holdings L.P., which shares are held primarily for a third party.

The general partner of KKR REFT Holdings L.P. is KKR REFT Holdings GP LLC, which is wholly owned by KKR REFT Asset Holdings LLC (“KKR REFT Asset Holdings”). KKR REFT Asset Holdings is owned by KKR Fund Holdings L.P. and KKR Financial Holdings LLC, whose common shares are wholly owned by KKR Fund Holdings L.P. KKR Fund Holdings GP Limited is a general partner of KKR Fund Holdings L.P. KKR Group Holdings Corp. is a general partner of KKR Fund Holdings L.P. and the sole shareholder of KKR Fund Holdings GP Limited.

The general partner of Tactical Value SPN-KREF Holdings L.P. is Tactical Value SPN-SPV GP LLC, the sole member of which is KKR Tactical Value SPN L.P., the general partner of which is KKR Associates TV SPN L.P. The general partner of KKR Associates TV SPN L.P. is KKR TV SPN GP Limited, the sole shareholder of which is KKR Management Holdings L.P. The general partner of KKR Management Holdings L.P. is KKR Management Holdings Corp., the sole shareholder of which is KKR Group Holdings Corp.

KKR & Co. Inc. is the sole shareholder of KKR Group Holdings Corp.. KKR Management LLC is the controlling shareholder of KKR & Co. Inc. Henry R. Kravis and George R. Roberts are the designated members of KKR Management LLC. In such capacities, each of the aforementioned entities and individuals may also be deemed to be the beneficial owners having shared voting power and shared investment power with respect to the shares held by KKR REFT Holdings L.P. and Tactical Value SPN-KREF Holdings L.P. The address of each of the persons and entities listed in this footnote, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York 10019. The address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

KKR REFT Asset Holdings additionally owns the one share of our special voting preferred stock. Until such time as (1) KKR and its affiliates ceases to own at least 25% of the outstanding shares of our common stock, (2) KKR REFT Asset Holdings elects to convert the share of our special voting preferred stock into one share of our common stock or (3) beneficial and/or record ownership of the share of our special voting preferred stock is transferred to any person other than KKR or its affiliates, the share of our special voting preferred stock gives KKR REFT Asset Holdings the right, solely with respect to the election of members of our Board, to vote the number of votes necessary (when combined with the aggregate number of votes KKR REFT Asset Holdings and its affiliates are entitled to vote as a result of their ownership of common stock) to equal a majority of the votes entitled to be cast in an election of directors.

(2)	Makena Capital Management, LLC and Makena U.S. Real Estate Master Fund B., L.P. have shared voting and dispositive power over 7,500,000 shares of our common stock. The address of each of these entities is 2755 Sand Hill Road, Suite 200, Menlo Park, CA 94025.
(3)	TTG KREF SA HoldCo, LLC beneficially owns 498,643 shares of our common stock, TREA II AIV ERISA, LP beneficially owns 643,226 shares of our common stock, TREA II AIV NON-ERISA, LP beneficially owns 1,361,369 shares of our common stock, Lake Tahoe III, L.P. beneficially owns 2,500,732 shares of our common stock and GPF Real Estate Co-Investment L.P. beneficially owns 622,500 shares of our common stock. Townsend Holdings LLC exercises full investment discretion and voting control over all such shares. The address of each of the entities listed in this footnote is c/o Townsend Holdings LLC, 1660 West 2nd Street, Suite 450, Cleveland, OH 44113.
(4)	Nan Shan Life Insurance Co., Ltd. has sole voting and dispositive power over 3,500,000 shares of our common stock. The address of Nan Shan Life Insurance Co., Ltd. is No. 168, Zhuang Jing Road, Xinyi District, Taipei City 11049, Taiwan (Republic of China).

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the terms of our common stock and preferred stock, certain provisions of the Maryland General Corporation Law and provisions of our charter and bylaws containing the material terms of our common stock and preferred stock, which are qualified in their entirety by reference to the Maryland General Corporation Law, our charter and bylaws. We have filed copies of our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part.

General

Under our charter, we may issue up to 350,000,000 shares of stock comprised of the following:

•	300,000,000 shares of common stock, par value $0.01 per share; and
•	50,000,000 shares of preferred stock, par value $0.01 per share.

As of June 30, 2018 there were issued and outstanding:

•	53,031,890 shares of common stock;
•	one share of preferred stock that has been classified and designated as special voting preferred stock; and
•	one share of preferred stock that has been classified and designated as special non-voting preferred stock.

Under Maryland law, our stockholders generally are not liable for our debts or obligations.

Our charter authorizes our board of directors, without stockholder approval, to:

•	classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock; and
•	amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that may be issued.

We believe that the power to (i) issue additional shares of our common stock or preferred stock, (ii) increase the aggregate number of shares of stock or the number of shares of stock of any class or series that we have the authority to issue and (iii) classify or reclassify unissued shares of our common or preferred stock and thereafter to issue the classified or reclassified shares of stock, provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. In addition, under Maryland law, our board of directors may authorize the amendment of our charter to effect a reverse stock split that results in a combination of shares of stock at a ratio of not more than ten shares of stock into one share of stock in any 12-month period. These actions may be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Prior to the issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfers of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Common Stock

Holders of our common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of, or adequate provision for, all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock, including our preferred stock. All shares of common stock have equal dividend and liquidation rights.

Subject to our charter restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of a class or series of our stock, each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of the stockholders. There is no cumulative voting in the election of our directors and our directors are elected by a plurality of the votes cast, so the holders of a simple majority of the outstanding common stock, voting at a stockholders meeting at which a quorum is present, will have the power to elect all of the directors nominated for election at the meeting. However, until such time as (1) KKR and its affiliates cease to own at least 25% of the outstanding shares of our common stock, (2) KKR REFT Asset Holdings, as an affiliate of KKR, or its successors, elects to convert the share of our special voting preferred stock into one share of our common stock or (3) beneficial and/or record ownership of the share of our special voting preferred stock is transferred to any person other than KKR or its affiliates, the share of our special voting preferred stock gives KKR REFT Asset Holdings the right, solely with respect to the election of members of our board of directors, to vote the number of votes necessary (when combined with the aggreate number of votes the holder and its affiliates are entitled to vote due to their ownership of common stock) to equal a majority of the votes entitled to be cast in an election of directors and thereby control our policy and operations. Holders of our common stock generally have no exchange, sinking fund, redemption or appraisal rights, except the right to receive fair value in connection with certain control share acquisitions, and have no preemptive rights to subscribe for any of our securities. Because holders of our common stock do not have preemptive rights, we may issue additional shares of stock that may reduce each stockholder’s proportionate voting and financial interest in our company. Rights to receive dividends on our common stock may be restricted by the terms of any future classified and issued shares of our stock.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by a majority of all of the votes entitled to be cast on the matter, except that the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter is required to amend the provisions of our charter relating to the removal of directors, corporate opportunities and the vote required to amend such provisions.

Preferred Stock

We are authorized to issue 50,000,000 shares of preferred stock, including:

•	one share of special voting preferred stock; and
•	one share of special non-voting preferred stock.

Our board of directors has the authority, without further action by the stockholders, to authorize us to issue shares of preferred stock in one or more series and to fix the number of shares, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption applicable to each such series of preferred stock. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our issued and outstanding preferred stock has, and any additional preferred stock we may issue could have, a preference on dividend payments that affects our ability to make dividend distributions to the common stockholders.

Special Voting Preferred Stock

KKR REFT Asset Holdings holds the one share of special voting preferred stock, which was purchased by an affiliate of KKR REFT Asset Holdings at a purchase price of $20.00. Until such time as (1) KKR and its affiliates cease to own at least 25% of the outstanding shares of our common stock, (2) KKR REFT Asset Holdings elects to convert the share of our special voting preferred stock into one share of our common stock or (3) beneficial and/or record ownership of the share of our special voting preferred stock is transferred to any person other than KKR or its affiliates, the share of our special voting preferred stock gives KKR REFT Asset Holdings the right, solely with respect to the election of members of our board of directors, to vote the number of votes necessary (when combined with the aggreate number of votes the holder and its affiliates are entitled to vote due to their ownership of common stock) to equal a majority of the votes entitled to be cast in an election of directors. The consent of the holder of the special voting preferred stock, voting as a separate class, is required for (i) taking any action that would adversely affect the rights, preferences, privileges or voting powers of the special voting preferred stock, and (ii) increasing or decreasing the total number of authorized, outstanding or issued special voting preferred stock. The holder of the special voting preferred stock also has exclusive voting rights on any charter amendment that would alter only the contract rights of the special voting preferred stock as set forth in our charter.

The special voting preferred stock has no economic rights other than the right to receive a liquidation preference of $20.00 per share, the right to convert into one share of our common stock and the right to participate in distributions on an as-converted basis.

Special Non-Voting Preferred Stock

In lieu of non-voting limited liability company interests in our Manager (the “Non-Voting Manager Units”), we issued one share of special non-voting preferred stock to an investor that subscribed for shares of our common stock in a private placement prior to our IPO to facilitate compliance by such investor with regulatory requirements applicable to such investor. The holder of the special non-voting preferred stock is entitled to receive preferred distributions in an amount equal to the distributions we receive from a taxable REIT subsidiary with respect to amounts received by that subsidiary from Non-Voting Manager Units owned by it.

In the event that any put, call or other repurchase right is exercised with respect to the Non-Voting Manager Units owned by our taxable REIT subsidiary or such Non-Voting Manager Units are cancelled in accordance with their terms, we will redeem the special non-voting preferred stock at a redemption price equal to $0.01 per share, together with accumulated but unpaid preferred distributions. In the event of our liquidation, dissolution or winding up, holders of the special non-voting preferred stock are entitled to receive a liquidation preference equal to $0.01 per share, together with accumulated but unpaid preferred distributions. The special non-voting preferred stock has no voting rights, except that our charter may not be amended in any manner that would materially alter or change the powers, preferences or special rights of the special non-voting preferred stock so as to affect it adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of special non-voting preferred stock, voting separately as a class (provided that an amendment authorizing or creating, or increasing the authorized amount of, any of our equity securities will not be deemed to materially and adversely affect the special non-voting preferred stock), and no holder of any other class or series of our stock will have the right to vote on amendments that only modify the terms of the special non-voting preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock is American Stock Transfer & Trust Company, LLC.

Certain Provisions of Our Charter and Bylaws and of Maryland Law

REIT Qualification Restrictions on Ownership and Transfer

Our charter contains restrictions on the number of shares of our capital stock that a person may own. No person may beneficially or constructively own in excess of 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock unless such person receives an exemption from our board of directors. Subject to certain limitations, our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from, or modify, these limits, if it obtains such representations, covenants and undertakings as it deems appropriate to conclude that granting the exemption will not cause us to lose our status as a REIT. Our charter provides for limited exemptions to certain persons, including KKR and its affiliates and any direct or indirect beneficial owner of KKR.

Our charter further prohibits any person from, among other things:

•	beneficially owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code of 1986, as amended (the “Code”);
•	transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by less than 100 persons;

•	beneficially or constructively owning shares of our capital stock if such ownership would cause us to constructively own 10% or more of the ownership interests in a tenant of our company (other than a taxable REIT subsidiary); and
•	any other beneficial or constructive ownership of our capital stock that would otherwise cause us to fail to qualify as a REIT.

Any person who acquires or attempts or intends to acquire shares of our capital stock that may violate any of these restrictions, or who is the intended transferee of shares of our capital stock that are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.

Any attempted transfer of our capital stock that, if effective, would result in violation of the above limitations (except for a transfer that results in shares being owned by less than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee will not acquire any rights in the shares) will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the intended transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our charter, prior to the date of the transfer. Shares of our capital stock held in the trust will continue to be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of capital stock have been transferred to the trust will be paid by the proposed transferee to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commissions and other sale expenses) from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of our capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares will be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee will acquire no rights in such shares.

Each certificate, if any, or any notice in lieu of a certificate, representing shares of our capital stock will bear a legend summarizing the restrictions described above. Instead of a legend, the certificate, if any, may provide that we will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

Every beneficial owner of more than 5% in number or value of our outstanding shares of capital stock (or such lower percentage as required by the Code or the regulations promulgated thereunder), within 30 days after the end of each taxable year, is required to give us written notice, stating the owner’s name and address, the number of shares of capital stock beneficially owned and a description of the manner in which the shares are held. Each such owner will be required to provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will be required to provide us with such information as we may request in good faith to determine our status as a REIT and to ensure compliance with the ownership limits.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a receipt of a premium price for the common stock or otherwise be in the best interest of the stockholders.

Business Combinations

Under the Maryland General Corporation Law, certain “business combinations” between a Maryland corporation and an interested stockholder or any affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder became an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or
•	an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder or any affiliate of an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or the shares held by any affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that an interested stockholder becomes an interested stockholder. Our board of directors has by resolution exempted business combinations between us and any other person, provided that such business combination is first approved by our board of directors.

Control Share Acquisitions

The Maryland General Corporation Law provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. A control share acquisition means the acquisition of control shares, subject to certain exceptions. Shares owned by the acquiror or by officers or directors of the target corporation who are also employees are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiror is entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting and delivering an “acquiring person statement” as described in the Maryland General Corporation Law. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares are considered and not approved or, if no meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting any acquisition of our stock by any person from the foregoing provisions on control shares. In the event that our bylaws are amended to modify or eliminate this provision, acquisitions of our common stock may constitute a control share acquisition.

Maryland Unsolicited Takeovers Act

The Maryland Unsolicited Takeovers Act (“MUTA”) permits a Maryland corporation with at least three directors who are not officers or employees of the corporation or affiliates of, or nominated by, a person seeking to acquire control of the corporation and a class of stock registered under the Exchange Act to elect to be subject to any or all of the following provisions, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by the board of directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or
•	a majority requirement for the calling by stockholders of a special meeting of stockholders.

Our charter contains a provision whereby we have elected to be subject to the provisions of MUTA relating to the filling of vacancies on our board of directors. Through provisions in our charter and bylaws unrelated to MUTA, we already (1) require a two-thirds vote for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, and (3) require, unless called by the chairman of our board of directors or our president, chief executive officer or board of directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting to consider and vote on any matter that may properly be considered at a meeting of stockholders. We have not elected to create a classified board. In the future, our board of directors may elect, without stockholder approval, to create a classified board or be subject to one or more of the other provisions of MUTA.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;
•	by or at the direction of the board of directors; or
•	by a stockholder who was a stockholder of record as of the record date set by our board of directors for the purposes of determining stockholders entitled to vote at the meeting, at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting at which directors are to be elected may only be made:

•	pursuant to our notice of the meeting;
•	by or at the direction of the board of directors; or
•	provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record as of the record date set by our board of directors for the purposes of determining stockholders entitled to vote at the meeting, at the time of giving of notice and at the time of the special meeting and who is entitled to vote at the meeting and has complied with the advance notice provisions of the bylaws.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by us or by any director or officer or other employee to us or to our stockholders, (c) any action asserting a claim against us or any director or officer or other employee arising pursuant to any provision of the Maryland General Corporation Law or our charter or bylaws or (d) any action asserting a claim against us or any director or officer or other employee that is governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the company and at the request of the company, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager, is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity, and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of the company in any of the capacities described above and any employee or agent of the company or a predecessor of the company. Our charter expressly authorizes us, to the fullest extent permitted by law, to carry directors’ and officers’ liability insurance on behalf of any person described above against any liability that may be asserted against such person.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Maryland law and our charter and bylaws against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they may be indemnified. The indemnification provided under the indemnification agreements will not be exclusive of any other indemnity rights.

Corporate Opportunities

Our charter includes a provision that provides, among other things, subject to certain exceptions, neither our Manager nor its affiliates (including those serving as our directors or officers) will have any duty to refrain from engaging, directly or indirectly, in any business opportunities (except those opportunities that are expressly offered to such person in his or her capacity as a director or officer of our company), including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us. Two of our pre-IPO, unaffiliated investors, Makena U.S. Real Estate Master Fund B, L.P. (“Makena”) and Townsend Holdings LLC (“Townsend”), each have the right to nominate one director to our board of directors subject to the investors each maintaining a certain investment in our company. With respect to each investor, until such time as the investor no longer has the right to nominate a director, we have agreed to include such investor’s nominee in the slate of director nominees, subject to certain exceptions. In the event that the investor’s nominee is not elected to our board of directors by our stockholders, the number of directors will be increased to add one additional director, and we will take all action reasonably necessary to cause the investor’s nominee to be appointed by the board to fill the vacancy created by the increase in the number of directors. Prior to, or concurrently with, the election of the investor’s nominee, our board of directors will also adopt a resolution providing the investor and its nominee the same rights and benefits as our Manager and its affiliates under our charter relating to corporate opportunities, which resolution will remain in effect as long as the investor’s nominee is one of our directors. See “Directors, Executive Officers and Corporate Governance,” in the 2017 10-K, which is incorporated by reference herein.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes material U.S. federal income tax considerations relating to the ownership of our common stock as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with shares of our common stock held as capital assets for U.S. federal income tax purposes and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Common Stock” below), insurance companies, persons holding our common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, investors in pass-through entities, persons required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being recognized on an applicable financial statement, or U.S. holders of our common stock whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below.

You should consult your tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

Our Taxation as a REIT

We elected to be taxed as a REIT under the U.S. federal income tax laws beginning with our taxable year ended December 31, 2014. We believe that we have operated in a manner qualifying us as a REIT since our election and intend to continue to so operate, but no assurances can be given that we will operate in a manner so as to remain qualified as a REIT.

The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof. In the opinion of Hunton Andrews Kurth LLP, we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended December 31, 2014 through December 31, 2017, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2018 and in the future. You should be aware that Hunton Andrews Kurth LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court, and speaks as of the date issued. In addition, Hunton Andrews Kurth LLP’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business, all of which are described in the opinion. Moreover, our continued qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, certain qualification tests in the U.S. federal income tax laws. Those qualification tests involve the percentage of our income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of our share ownership and the percentage of our earnings that we distribute. While Hunton Andrews Kurth LLP has reviewed those matters in connection with the foregoing opinion, Hunton Andrews Kurth LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Hunton Andrews Kurth LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify,” below.

We are generally not subject to U.S. corporate income tax on income that we distribute currently to stockholders, but we will be subject to U.S. federal tax as follows:

•	We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•	For taxable years prior to 2018, we may be subject to the “alternative minimum tax” due to our undistributed items of tax preference and alternative minimum tax adjustments.
•	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.
•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax at the highest applicable rate.
•	If due to reasonable cause and not willful neglect we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.
•	If we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test of the 10% vote or value test, as described below under “—Asset Tests”) as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the highest income tax rate then applicable to U.S. corporations on the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.
•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.
•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”
•	If we fail to distribute during each calendar year at least the sum of:
•	85% of our ordinary income for such calendar year;
•	95% of our capital gain net income for such calendar year; and
•	any undistributed taxable income from prior taxable years,

we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the holder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.
•	We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (or on certain expenses deducted by a taxable REIT subsidiary or income earned by a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.
•	With respect to an interest in a taxable mortgage pool or a residual interest in a real estate mortgage investment conduit, or “REMIC,” the ownership of which is attributed to us or to a REIT in which we own an interest, although the law on the matter is unclear as to the ownership of an interest in a taxable mortgage pool, we may be taxable at the highest corporate rate on the amount of any excess inclusion income for the taxable year allocable to the percentage of our stock that is held in record name by “disqualified organizations.” For a discussion of “excess inclusion income,” see “—Taxable Mortgage Pools and REMICs.” A “disqualified organization” includes:

•	the United States;
•	any state or political subdivision of the United States;
•	any foreign government;
•	any international organization;
•	any agency or instrumentality of any of the foregoing;
•	any other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and
•	any rural electrical or telephone cooperative.

We do not currently intend to hold REMIC residual interests or engage in financing activities that may result in treatment of us or a portion of our assets as a taxable mortgage pool.

•	If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT C corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable U.S. Treasury regulations, however, allow us to avoid the recognition of gain and the imposition of corporate level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT C corporation unless and until we dispose of that built-in gain asset during the five-year period following its acquisition, at which time we would recognize, and would be subject to tax at the highest regular corporate rate on, the built-in gain.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal corporate income tax on its net income.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;
(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(5)	the beneficial ownership of which is held by 100 or more persons;
(6)	of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;
(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and
(8)	that meets other tests, described below, regarding the nature of its income and assets.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months other than the first taxable year for which an election to become a REIT is made. Condition (6) must be met during the last half of each taxable year but neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. For purposes of determining stock ownership requirement described in (6) above, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement described in (6) above. We believe that we have maintained and will maintain sufficient diversity of ownership to allow us to continue to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by U.S. Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.

Ownership of Disregarded Entities and Partnership Interests. An unincorporated domestic entity, such as a partnership, limited liability company, or trust, that has a single owner generally is not treated as an entity separate from its parent for U.S. federal income tax purposes, including for purposes of the gross income and asset tests applicable to REITs. An unincorporated domestic entity with two or more owners generally is treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, U.S. Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below (see “—Asset Tests”), the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership or limited liability company, the partnership’s or limited liability company’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Qualified REIT Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable REIT Subsidiaries. A taxable REIT subsidiary is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets (25% for taxable years beginning before January 1, 2018) may consist of stock or securities of one or more taxable REIT subsidiaries.

Income earned by a taxable REIT subsidiary is not attributable to the REIT. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT.

Several provisions of the Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of U.S. federal income taxation. For example, a taxable REIT subsidiary may be limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a taxable REIT subsidiary if the IRS were to assert successfully that the economic arrangements between us and a taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. Any income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arm’s length negotiations, will also be subject to a 100% penalty tax. Also, for taxable years beginning after December 31, 2017, overall limitations on the deductibility of net interest expense could apply to any taxable REIT subsidiary.

Taxable Mortgage Pools and REMICs. An entity, or a portion of an entity, that does not elect to be treated as a REMIC may be classified as a taxable mortgage pool under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;
•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;
•	the entity has issued debt obligations (liabilities) that have two or more maturities; and
•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under the U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consists of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool. It is possible that certain of our financing activities, including securitizations, will result in the treatment of us or a portion of our assets as a taxable mortgage pool.

Where an entity, or a portion of an entity, is classified as a taxable mortgage pool, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, a portion of a REIT, or a REIT subsidiary that is disregarded as a separate entity from the REIT that is a taxable mortgage pool, however, special rules apply. The portion of a REIT’s assets, held directly or through a REIT subsidiary that is disregarded as a separate entity from the REIT, that qualifies as a taxable mortgage pool is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the taxable mortgage pool classification does not directly affect the tax status of the REIT. The U.S. Treasury Department has yet to issue regulations governing the tax treatment of the stockholders of a REIT that owns an interest in a taxable mortgage pool.

A portion of our income from a REMIC residual interest or taxable mortgage pool arrangement could be treated as “excess inclusion income.” Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income allocable to the holder of a residual interest in a REMIC or taxable mortgage pool interest during such calendar quarter over (ii) the sum of an amount for each day in the calendar quarter equal to the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120% of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter).

Excess inclusion income would be allocated among our stockholders in proportion to dividends paid. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of non-U.S. holders. See “—Taxation of Non-U.S. Holders of Our Common Stock—Distributions.” The manner in which excess inclusion income would be allocated to dividends attributable to a tax year that are not paid until a subsequent tax year or to dividends attributable to a portion of a tax year when no excess inclusion income-generating assets were held or how such income is to be reported to stockholders is not clear under current law. Although the law is unclear, the IRS has taken the position that a REIT is taxable at the highest corporate tax rate on the portion of any excess inclusion income that it derives from an equity interest in a taxable mortgage pool equal to the percentage of its stock that is held in record name by “disqualified organizations” (as defined above under “—Our Taxation as a REIT”). Similar rules apply if we own a residual interest in a REMIC. To the extent that capital stock owned by “disqualified organizations” is held by a broker or other nominee, the broker/dealer or other nominees would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to the capital stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” A regulated investment company or other pass-through entity owning our common stock will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to its record name owners that are “disqualified organizations.” We do not currently intend to hold REMIC residual interests or engage in financing activities that may result in treatment of us or a portion of our assets as a taxable mortgage pool.

If a subsidiary partnership of ours, not wholly owned by us directly or through one or more disregarded entities, were a taxable mortgage pool, the foregoing rules would not apply. Rather, the partnership that is a taxable mortgage pool would be treated as a corporation for U.S. federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements.

Tax-exempt investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in our common stock.

Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;
•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;
•	gain from the sale of real property or mortgage loans;
•	abatements and refunds of taxes on real property;
•	income and gain derived from foreclosure property (as described below);
•	amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property);
•	income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and
•	interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income for each taxable year must be derived from sources that qualify for purposes of the 75% gross income test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities.

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from certain qualified hedging transactions, as defined below in “—Hedging Transactions,” will be excluded from both the numerator and the denominator for purposes of both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. Finally, gross income attributable to cancellation of indebtedness income will be excluded from both the numerator and the denominator for purposes of both of the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us. We will monitor the amount of our non-qualifying income and we will seek to manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends. Our dividend income from stock in any corporation (other than a REIT) and from any taxable REIT subsidiary will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. If we own stock in other REITs, the dividends that we receive from those REITs and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person, however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT. We do not expect that any of our loans will be based in whole or in part on the income or profits of any person.

Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. If a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date (i) we agreed to originate or acquire the loan or (ii) as discussed below, in the event of a “significant modification,” the date we modified the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. However, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining the interest on such loan is qualifying income for purposes of the 75% gross income test. If apportionment is required, the portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

We expect that the CMBS in which we invest generally will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from such CMBS will be qualifying income for the 95% gross income test. In the case of CMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

We may acquire participation interests, or subordinated mortgage interests, in mortgage loans and mezzanine loans. A subordinated mortgage interest is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations, which will be a first loss position in the event of a default by the borrower. We anticipate any participation interests we acquire will qualify as real estate assets for purposes of the REIT asset tests described below and that interest derived from such investments will be treated as qualifying interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of any participation interests we acquire.

We own interests in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in the ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, our mezzanine loans typically may not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we acquire do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We believe we have invested, and intend to continue to invest, in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

There is limited case law and administrative guidance addressing whether instruments similar to our mezzanine loans or our preferred equity investments will be treated as equity or debt for U.S. federal income tax purposes. We expect that our mezzanine loans generally will be treated as a debt for U.S. federal income tax purposes and our preferred equity investments generally will be treated as equity for U.S. federal income tax purposes, but we typically do not anticipate obtaining private letter rulings from the IRS or opinions of counsel on the characterization of those investments for U.S. federal income tax purposes. If a mezzanine loan is treated as equity for U.S. federal income tax purposes, we would be treated as owning the assets held by the partnership or limited liability company that issued the mezzanine loan. As a result, we would not be treated as receiving interest income from the mezzanine loan, but rather we would be treated as receiving our proportionate share of the income of the entity that issued the mezzanine loan, and there can be no assurance that such an entity will not derive nonqualifying income for purposes of the 75% or 95% gross income test. Alternatively, if the IRS successfully asserts that a preferred equity investment is debt for U.S. federal income tax purposes, then that investment may be treated as producing interest income that would be qualifying income for the 95% gross income test, but not for the 75% gross income test. If the IRS successfully challenges the classification of our mezzanine loans or preferred equity investments for U.S. federal income tax purposes, no assurance can be provided that we will not fail to satisfy the 75% or 95% gross income test.

We may modify the terms of our mortgage or mezzanine loans. Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is (i) occasioned by a borrower default or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified, which could result in a portion of the interest income on the loan being treated as nonqualifying income for purposes of the 75% gross income test. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals but rather will rely on internal valuations.

The interest, original issue discount, and market discount income that we will receive from our mortgage-related assets generally will be qualifying income for purposes of both gross income tests.

We have entered, and intend to enter, into financing arrangements that are structured as sale and repurchase agreements pursuant to which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings that are secured by the assets sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Hedging Transactions. We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by U.S. Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, including gain from the sale or disposition of such a transaction, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests or (iii) in connection with the effective termination of certain hedging transactions described above, in each case, which is clearly identified as specified in U.S. Treasury regulations before the close of the day on which it was acquired, originated or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

We may conduct some or all of our hedging activities through a taxable REIT subsidiary or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.

Fee Income. Fee income generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test. Any fees earned by a taxable REIT subsidiary will not be included for purposes of the gross income tests.

Rents from Real Property. To the extent that we own or acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and, if the tenant is a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock), the rent is not attributable to an increase in rent due to a modification of a lease with a controlled taxable REIT subsidiary. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may also own a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we generally intend to conduct our operations so that no asset that we own will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;
•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and
•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;
•	on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or
•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a taxable REIT subsidiary.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests.

We may have the option to foreclose on mortgage loans when a borrower is in default. The foregoing rules could affect a decision by us to foreclose on a particular mortgage loan and could affect whether we choose to foreclose with regard to a particular mortgage loan.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT that satisfies the 75% gross income test and 75% asset test on a stand-alone basis. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Phantom income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

We may agree to modify the terms of distressed and other loans we hold. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

Some of the loans and debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

Under the tax law informally known as the Tax Cuts and Jobs Act (“TCJA”), we generally will be required to take certain amounts in income no later than the time such amounts are reflected in our financial statements. This rule may require the accrual of income with respect to our loans or CMBS, such as market discount, or, beginning in 2019, original issue discount, earlier than would be the case under the general tax rules.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. That relief provision will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Our Taxation as a REIT.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets.

•	At least 75% of the value of our total assets must be represented by the following:
•	interests in real property, including leaseholds and options to acquire real property and leaseholds, and, for taxable years beginning after December 31, 2015, personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property”;
•	interests in mortgages on real property;
•	stock in other REITs and debt instruments issued by “publicly offered REITs”;
•	cash and cash items;
•	government securities;

•	investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and
•	regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.
•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class.
•	Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets, or the “5% asset test.”
•	Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class, we may not own more than 10% of any one issuer’s outstanding voting securities or the “10% vote test.”
•	Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception discussed below or the “10% value test.”
•	Not more than 20% (25% for any taxable year beginning before January 1, 2018) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.
•	Not more than 25% of the value of our total assets may be represented by debt instruments of “publicly offered REITs” that are not secured by real property or interests in real property.

Securities, for the purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

In addition, the following instruments will not be taken into account for purposes of the 10% value test: (i) a REIT’s interest as a partner in a partnership; (ii) any debt instrument issued by a partnership (other than straight debt or any other excluded security), if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; (iii) any debt instrument issued by a partnership (other than straight debt or any other excluded security), to the extent of the REIT’s interest as a partner in the partnership; (iv) any loan to an individual or an estate; (v) any “section 467 rental agreement,” other than an agreement with a related party tenant; (vi) any obligation to pay “rents from real property”; (vii) certain securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; and (viii) any security (including debt securities) issued by another REIT. For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in clauses (i) and (ii) in the preceding sentence.

For purposes of the 75% asset test, mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. The IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date or (ii) the greater of (a) the fair market value of the real property securing the loan on the date of the relevant quarterly REIT asset testing date or (b) the fair market value of the real property securing the loan determined as of the date the REIT committed to originate or acquire the loan.

We believe that our existing investments comply with the foregoing asset tests, and we intend to monitor compliance on an ongoing basis. As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test and the 10% vote test or 10% value test). See “—Gross Income Tests.” Although we anticipate that our mezzanine loans may not qualify for that safe harbor, we believe our mezzanine loans should be treated as qualifying assets for the 75% asset test or should be excluded from the definition of securities for purposes of the 10% value test. We intend to originate and acquire mezzanine loans only to the extent such loans will not cause us to fail the asset tests described above.

Moreover, as noted above, there is limited case law and administrative guidance addressing whether instruments similar to our mezzanine loans or any preferred equity investments we may make will be treated as equity or debt for U.S. federal income tax purposes. If a mezzanine loan is treated as equity for U.S. federal income tax purposes, we would be treated as owning the assets held by the partnership or limited liability company that issued the mezzanine loan. If that partnership or limited liability company owned nonqualifying assets, we may not be able to satisfy all of the asset tests. Alternatively, if the IRS successfully asserts a preferred equity investment is debt for U.S. federal income tax purposes, then that investment may be treated as a nonqualifying asset for purposes of the 75% asset test and would be subject to the 10% value test and the 5% asset test. It is possible that a preferred equity investment that is treated as debt for U.S. federal income tax purposes could cause us to fail one or more of those tests.

We expect that our investments in CMBS will generally be treated as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes. In the case of CMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. In the case of CMBS treated as an interest in a REMIC, such interests will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we will be required to value our investment in our other assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS may not disagree with these determinations and assert that a different value is applicable, in which case we may not satisfy the 75% and the other asset tests.

We will not lose our REIT status for a de minimis failure to meet the 5% or 10% asset requirements if the failure is due to ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets or $10 million. If we fail to satisfy any of the asset requirements for a particular tax quarter, we may still qualify as a REIT if we (1) identify the failure on a separate schedule, (2) the failure is due to reasonable cause and not willful neglect, (3) the assets causing the failure are disposed of within six months of the last day of the quarter in which the failure occurred and (4) we pay a tax computed as the greater of either $50,000 or the net income generated by the assets causing the failure multiplied by the highest tax rate under Section 11 of the Code.

After initially meeting the asset tests after the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the asset tests at the end of a later quarter solely by reason of changes in the relative values of our assets. However, an acquisition of property by a REIT requires the REIT to revalue all of its assets. If the failure to satisfy the asset tests results from an increase in the value of our assets after the acquisition of securities or other property during a quarter, the failure can be cured by eliminating the discrepancy within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. We cannot ensure that these steps always will be successful. If we fail to cure the noncompliance with the asset tests within this 30-day period, we could fail to qualify as a REIT.

We currently believe that the loans, securities and other assets that we hold will satisfy the foregoing asset test requirements. However, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the senior loans and mezzanine loans that we hold. Moreover, values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our interest in securities and other assets will not cause a violation of the asset tests applicable to REITs.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

•	the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus
•	the excess of the sum of specified items of non-cash income (including original issue discount on our senior loans and mezzanine loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

With respect to our 2014 taxable year, for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not have been “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro-rata among all outstanding shares of stock within a particular class, and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents. However, for the taxable years beginning after December 31, 2014, to the extent we are a “publicly offered REIT,” the preferential dividend rule will not apply to us.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between the actual receipt of cash and the inclusion of items of income by us for U.S. federal income tax purposes. Other potential sources of non-cash taxable income include (i) loans and securities that are financed through loan or securitization structures that require some or all of the available interest income from these assets to be used to repay principal on these borrowings, (ii) distressed loans on which we may be required to accrue interest or discount income even though the borrower is unable to make current or past due debt service payments and (iii) loans or mortgage-backed securities held by us as assets that are issued at a discount and require the accrual of taxable income in advance of the receipt of the related cash flow. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of taxable in-kind distributions of property (including, for example, our own debt securities or our stock).

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common stock or preferred stock.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued a revenue procedure authorizing “publicly offered REITs” to treat certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. As a “publicly offered REIT,” as long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits). We have no current intention to make a taxable dividend payable in our stock.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including for taxable years prior to 2018, any applicable alternative minimum tax, on our taxable income at regular corporate rates. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Taxation of U.S. Holders of Our Common Stock

U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;
•	a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made to taxable U.S. holders of our common stock out of current or accumulated earnings and profits that are not designated as capital gain dividends will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock and then to our common stock. Corporate stockholders will not be eligible for the dividends received deduction with respect to these distributions.

For taxable years beginning after December 31, 2017 and prior to January 1, 2026, individuals, trusts and estates may deduct up to 20% of certain pass-through income, including generally ordinary REIT dividends, subject to certain limitations.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the distributions will be taxable as capital gains. A U.S. holder’s initial tax basis in a share of our common stock is, in general, equal to the amount paid per share.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends.” Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the U.S. holders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate U.S. holders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require U.S. holders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund for such amount. A U.S. holder of our common stock will increase the basis in its shares of our common stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a rate of up to 20%; or
•	an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

The IRS currently requires that distributions made to different classes of stock be composed proportionately of dividends of a particular type.

Passive Activity Loss and Investment Interest Limitation. Distributions and gain from the disposition of our common stock will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Other Tax Considerations. U.S. holders of our common stock may not include in their individual income tax returns any of our net operating losses or capital losses. Our operating or capital losses would be carried over by us for potential offset against future income, subject to applicable limitations.

Sales of Our Common Stock. Upon any taxable sale or other disposition of our common stock, a U.S. holder of our common stock will recognize gain or loss for federal income tax purposes on the disposition of our common stock in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and
•	the U.S. holder’s adjusted basis in such REIT share for tax purposes.

Gain or loss will be capital gain or loss. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the holder’s tax bracket.

Medicare Tax. Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of our common stock and income from dividends paid on our common stock. U.S. holders are urged to consult their tax advisors regarding the Medicare tax.

Taxation of Non-U.S. Holders of Our Common Stock

The rules governing U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state and local income tax laws on ownership of our common stock, including any reporting requirements.

Distributions. Distributions by us to a non-U.S. holder of our common stock that are neither attributable to gain from sales or exchanges by us of “United States real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-U.S. holder is excess inclusion income. Excess inclusion income will generally be allocated to our stockholders to the extent we have “excess inclusion income” that exceeds our undistributed REIT taxable income in a particular year. See “—Our Taxation as a REIT—Taxable Mortgage Pools and REMICs.” Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate. We expect to withhold U.S. income tax at the rate of 30% on any dividend distributions, not designated as (or deemed to be) capital gain dividends, made to a non-U.S. holder unless:

•	a lower treaty rate applies and the non-U.S. holder files an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, with us evidencing eligibility for that reduced rate is filed with us; or
•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in our common stock will reduce the non-U.S. holder’s adjusted basis in our common stock and will not be subject to U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in our common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below. See “—Taxation of Non-U.S. Holders of Our Common Stock—Sales of Our Common Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.

We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common stock constitutes a United States real property interest with respect to such non-U.S. holder, as described below under “—Taxation of Non-U.S. Holders of Our Common Stock—Sales of Our Common Stock.” This withholding would apply even if a lower treaty rate applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to U.S. federal income taxation unless:

•	the investment in our common stock is effectively connected with the non-U.S. holder’s trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or
•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act of 1980, which is referred to as “FIRPTA,” distributions to certain non-U.S. holders that are attributable to gain from sales or exchanges by us of United States real property interests, whether or not designated as a capital gain dividend, will cause such non-U.S. holders to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Such non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. Unless the non-U.S. holder is a “qualified shareholder” or a “qualified foreign pension fund” (each as defined below), we will be required to withhold and remit to the IRS 21% of any distributions to non-U.S. holders that could have been designated as a capital gain dividend, whether or not attributable to sales of United States real property interests. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

However, the withholding tax will not apply to any capital gain dividend with respect to any class of our stock that is regularly traded on an established securities market located in the United States if the non-U.S. stockholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead, any capital gain dividend to such holder will be treated as a distribution of ordinary income subject to the rules discussed above under “—Taxation of Non-U.S. Holders of Our Common Stock—Distributions.” Also, the branch profits tax will not apply to such a distribution.

Sales of Our Common Stock. Gain recognized by a non-U.S. holder upon the sale or exchange of our common stock generally would not be subject to U.S. taxation unless:

•	the investment in our common stock is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or
•	the non-U.S. holder is not a “qualified shareholder” or a “qualified foreign pension fund” and our common stock constitutes a United States real property interest within the meaning of FIRPTA, as described below.

Our common stock will not constitute a United States real property interest if we either are not a United States real property holding corporation or we are a domestically-controlled REIT. Whether we are a United States real property holding corporation will depend upon whether the fair market value of United States real property interests owned by us equals or exceeds 50% of the fair market value of these interests, any interests in real estate outside of the United States, and our other trade and business assets. The term “United States real property interests” generally does not include mortgage loans or mortgage-backed securities, such as CMBS. As a result, we do not anticipate that we will be a United States real property holding corporation, but no assurance can be provided that we will not be treated as such. Even if we are a United States real property holding corporation, the disposition of our common stock will not be subject to FIRPTA if we are a domestically-controlled REIT. Generally, a REIT is domestically controlled if, at all times during a specified testing period, less than 50% of the value of its shares is held directly or indirectly by non-U.S. persons.

Because our common stock is publicly traded, no assurance can be given that we are or will be a domestically-controlled REIT. Even if we were a United States real property holding corporation and were not a domestically-controlled REIT, a sale of common stock by a non-United States holder would nevertheless not be subject to taxation under FIRPTA as a sale of a United States real property interest if:

•	our common stock were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and
•	the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common stock at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

We believe that our common stock is currently treated as being regularly traded on an established securities market. If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such case, under FIRPTA, the purchaser of common stock may be required to withhold 15% of the purchase price and remit this amount to the IRS.

Qualified Shareholders. Subject to the exception discussed below, any distribution to a “qualified shareholder” who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding. While a “qualified shareholder” will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock, the portion of REIT distributions attributable to certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor) that hold more than 10% of our common stock (whether or not by reason of the investor’s ownership interest in the “qualified shareholder”)) may be subject to FIRPTA withholding. REIT distributions received by a “qualified shareholder” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

Qualified Foreign Pension Funds. Any distribution to a “qualified foreign pension fund” (or an entity all of the interests of which are held by a “qualified foreign pension fund”) who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock. REIT distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established by such country or an employer to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided or is otherwise available to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Taxation of Tax-Exempt Holders of Our Common Stock

Provided that a tax-exempt holder has not held its common stock as “debt-financed property” within the meaning of the Code, the dividend and interest income from us generally will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt holder has held its common stock as debt-financed property within the meaning of the Code. To the extent, however, that we, or a part of us, or a disregarded subsidiary of ours, is a taxable mortgage pool, a portion of the dividends paid to a tax-exempt stockholders that is allocable to excess inclusion income may be subject to tax as UBTI. See “—Our Taxation as a REIT—Taxable Mortgage Pools and REMICs.”

Notwithstanding the above, however, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Moreover, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•	it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and
•	either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Our 9.8% ownership limit may make it less likely that a pension trust would hold more than 25% of the value of our capital stock or that a group of pension trusts each holding more than 10% of the value of our capital stock would hold more than 50% of the value of our capital stock. No assurance can be given, however, that we will not be a “pension-held REIT” because of ownership waivers or otherwise.

Backup Withholding Tax and Information Reporting

U.S. Holders of Our Common Stock. In general, information-reporting requirements will apply to payments of dividends and interest on and payments of the proceeds of the sale of our common stock held by U.S. holders, unless an exception applies. The payor is required to withhold tax on such payments if (i) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or to establish an exemption from backup withholding, or (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect. In addition, a payor of the dividends or interest on our common stock is required to withhold tax if (i) there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code, or (ii) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code. A U.S. holder that does not provide us with a correct TIN may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Some U.S. holders of our common stock, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder’s U.S. federal income tax and may entitle the stockholder to a refund, provided that the required information is furnished to the IRS. The payor will be required to furnish annually to the IRS and to holders of our common stock information relating to the amount of dividends paid on our common stock, and that information reporting may also apply to payments of proceeds from the sale of our common stock. Some holders, including corporations, financial institutions and certain tax-exempt organizations, are generally not subject to information reporting.

Non-U.S. Holders of Our Common Stock. Generally, information reporting will apply to payments of interest and dividends on our common stock, and backup withholding described above for a U.S. holder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding as described above for U.S. holders unless the non-U.S. holder satisfies the requirements necessary to be an exempt non-U.S. holder or otherwise qualifies for an exemption. The proceeds of a disposition by a non-U.S. holder of our common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes, a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership if partners who hold more than 50% of the interest in the partnership are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker.

Applicable U.S. Treasury regulations provide presumptions regarding the status of a holder of our common stock when payments to such holder cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these U.S. Treasury regulations varies depending on the stockholder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting requirements applicable to you.

Tax Aspects of Our Investments in the Partnerships

The following discussion summarizes material U.S. federal income tax considerations applicable to our direct or indirect investments in any subsidiary partnerships or limited liability companies that we own an interest in, each individually a “Partnership” and, collectively, the “Partnerships.” This discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

General. We plan to continue to conduct our activities through KKR Real Estate Finance Holdings L.P. (the “Operating Partnership”), our indirect wholly owned subsidiary, and we anticipate that our Operating Partnership will be treated as an entity disregarded as separate from us for U.S. federal income tax purposes or, if it admits a partner that is not an entity disregarded as separate from us for U.S. federal income tax purposes, as a partnership for U.S. federal income tax purposes. Our Operating Partnership holds certain investments through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, the partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of any partnership items arising from Partnerships in which we or our Operating Partnership holds an interest for purposes of the various REIT income tests and in computation of our taxable income. Moreover, for purposes of the REIT asset tests, we will include in our calculations our proportionate share of any assets held by such Partnerships. For taxable years beginning after December 31, 2017, in the event of an audit, a partnership, rather than the partners, may be liable for adjustments to a partnership’s tax returns in certain circumstances absent an election to the contrary. The effects of these rules on the Partnerships are uncertain, and prospective investors should consult their tax advisors regarding all aspects of this legislation as it affects their particular circumstances.

Classification as Partnerships. We will be entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the U.S. Treasury regulations relating to entity classification (the “check-the-box regulations”); and
•	is not a “publicly-traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes.

A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest (other than interest derived from a financial or insurance business), and dividends. U.S. Treasury regulations provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors or the “private placement exclusions,” interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in an entity that is a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We expect that the Partnerships in which we own an interest will qualify for the private placement exception.

We have not requested, and do not intend to request, a ruling from the IRS that any Partnership will be classified as a partnership for United Stares federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we may not be able to qualify as a REIT unless we qualified for certain relief provisions. See “—Income Tests” and “—Asset Tests.” In addition, any change in a Partnership’s classification for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Annual

Distribution Requirements Applicable to REITs.” Further, items of income and deduction of such Partnership would not pass through to us or its other partners, and we and its other partners would be treated as stockholders for tax purposes. Consequently, such partners, and we and its other partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to us and its other partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax will apply to dividends that we pay and, beginning January 1, 2019, gross proceeds from the disposition of our common stock, in each case paid to certain foreign entities if such entities do not satisfy disclosure requirements related to U.S. accounts or ownership. Foreign entities must provide documentation evidencing compliance with or an exemption from FATCA, typically provided on IRS Form W-8BEN-E, to avoid this withholding tax. If a payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders and U.S. holders holding through foreign accounts or intermediaries should consult their tax advisors to determine the applicability of FATCA in light of their individual circumstances.

Legislative or Other Acts Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. The TCJA significantly changed the U.S. federal income tax laws applicable to businesses and their owners, including REITs and their stockholders. Additional technical corrections to or administrative interpretations of the TCJA may be forthcoming at any time. We cannot predict the long-term effect of the TCJA or any future law changes on REITs or their stockholders. Prospective investors are urged to consult their tax advisors regarding the effect of potential changes to the U.S. federal income tax laws on an investment in our stock.

PLAN OF DISTRIBUTION

We or the selling stockholders may from time to time offer and sell some or all of the common stock covered by this prospectus. Registration of common stock covered by this prospectus does not mean, however, that the common stock necessarily will be offered or sold.

The common stock covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	on the NYSE;
•	in the over-the-counter market;
•	in privately negotiated transactions;
•	through broker/dealers, who may act as agents or principals;
•	through one or more underwriters on a firm commitment or best efforts basis;
•	in a block trade in which a broker/dealer will attempt to sell a block of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through put or call option transactions relating to the common stock;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act;
•	directly to one or more purchasers;
•	through agents; or
•	in any combination of the above.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker/dealer transactions may include:

•	purchases of common stock by a broker/dealer as principal and resales of the common stock by the broker/dealer for its account pursuant to this prospectus;
•	ordinary brokerage transactions;
•	transactions in which the broker/dealer solicits purchasers on a best efforts basis; or
•	privately negotiated transactions.

We or the selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker/dealers regarding the sale of the common stock covered by this prospectus. At any time a particular offer of the common stock covered by this prospectus is made, a prospectus supplement, if required, will set forth the aggregate amount of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the Registration Statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the common stock covered by this prospectus.

To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the shares and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the shares, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the shares are traded, in the over-the-counter market or otherwise.

If we or the selling stockholders utilize a dealer in the sale of the common stock being offered pursuant to this prospectus, we will sell the common stock to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale.

We or the selling stockholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We or the selling stockholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that we must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement.

In connection with the sale of the common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriters, broker/dealers or agents participating in the distribution of the common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker/dealers or agents may be deemed to be underwriting commissions under the Securities Act.

We and the selling stockholders may agree to indemnify underwriters, broker/dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker/dealers or agents may be required to make.

Certain of the underwriters, broker/dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

Some or all of the shares of common stock covered by this prospectus for sale by the selling stockholders may be sold by selling stockholders pursuant to Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act, rather than pursuant to this prospectus. There can be no assurance that we or the selling stockholders will sell all or any of the shares of common stock offered by this prospectus.

We have agreed to indemnify and hold harmless the selling stockholders and certain of their affiliates against certain losses, claims, damages, or liabilities related to the sale of the common stock, including certain liabilities under the Securities Act.

Our common stock is listed on the NYSE under the symbol “KREF”.

The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

Certain matters of Maryland law, including the validity of the common stock offered by this prospectus will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain federal income tax matters will be passed upon for us by Hunton Andrews Kurth LLP, Richmond, Virginia.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the company’s Annual Report on Form 10-K as of December 31, 2017 and 2016, and for the years ended December 31, 2017, 2016 and 2015 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. Our filings with the SEC, including the filings that are incorporated by reference to this prospectus, are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website at www.kkrreit.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part. You may read also and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

We intend to make available to our common stockholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate information into this prospectus by reference. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2017;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;
•	our Definitive Proxy Statement on Schedule 14A, filed on June 19, 2018 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the year ended December 31, 2017, which information shall update and supersede information included in Part III of our Annual Report on Form 10-K for the year ended December 31, 2017);
•	our Current Report on Form 8-K filed on March 20, 2018, May 9, 2018 (only with respect to Item 5.02), May 16, 2018, May 18, 2018 and June 12, 2018; and
•	the description of our common stock contained in the Registration Statement on Form 8-A, filed on May 3, 2017.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been incorporated by reference in this prospectus. You should direct requests for those documents to KKR Real Estate Finance Manager LLC, 9 West 57th Street New York, New York 10019, Attention: Investor Relations; Tel: (212) 750-8300.

KKR Real Estate Finance Trust Inc.

PROSPECTUS

          , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by the Registrant expected to be incurred in connection with the issuance and distribution of the shares of common stock being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, other than the filing fees payable to the SEC and the Financial Industry Regulatory Authority, Inc.

SEC registration fee	$127,620.88
FINRA filing fee	154,260.10
NYSE supplemental listing fee		*
Blue Sky fees and expenses		*
Printing fees and expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous		*
Total		*
*	Estimated expenses are not presently known. The applicable prospectus supplement or one or more Current Reports on Form 8-K, which will be incorporated by reference, will set forth the estimated amount of such expenses payable in respect of any offering of common stock.
Item 15.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the company and at the request of the company, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager, is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity, and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of the company in any of the capacities described above and any employee or agent of the company or a predecessor of the company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

In connection with our IPO, we entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Maryland law and our charter and bylaws against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they may be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable. The indemnification provided under the indemnification agreements are not exclusive of any other indemnity rights.

In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the organizational documents of certain of our subsidiaries.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, or contribute to, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 16.	Exhibits.

See the Exhibit Index immediately preceding the signature page hereto, which is incorporated by reference as if fully set forth herein.

Item 17.	Undertakings.
(1)	The undersigned Registrant hereby undertakes:
(A)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(A)(i), (1)(A)(ii) and (1)(A)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(B)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(D)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(E)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(2)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBITS INDEX

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement among KKR Real Estate Finance Trust Inc. and the underwriters named therein
3.1	Articles of Restatement of KKR Real Estate Finance Trust Inc (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (001-38082) filed on May 10, 2017)
3.2	Amended and Restated Bylaws of KKR Real Estate Finance Trust Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration on Form S-11/A (333-217126) filed on April 13, 2017)
5.1	Opinion of Venable LLP regarding validity of the shares being registered
8.1	Opinion of Hunton Andrews Kurth LLP regarding certain tax matters
23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 8.1)
23.3	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on signature pages to this registration statement)
*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of July, 2018.

KKR REAL ESTATE FINANCE TRUST INC.

By:	/s/ Christen E.J. Lee
Name:	Christen E.J. Lee
Title:	Co-Chief Executive Officer and Co-President

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below hereby constitutes and appoints Christen E.J. Lee, Matthew A. Salem and W. Patrick Mattson, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christen E.J. Lee	Co-Chief Executive Officer and Co-President (Principal Executive Officer)	July 13, 2018
Christen E.J. Lee
/s/ Matthew A. Salem	Co-Chief Executive Officer and Co-President (Principal Executive Officer)	July 13, 2018
Matthew A. Salem
/s/ Mostafa Nagaty	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 13, 2018
Mostafa Nagaty
/s/ Terrence R. Ahern	Director	July 13, 2018
Terrence R. Ahern
/s/ R. Craig Blanchard	Director	July 13, 2018
R. Craig Blanchard
/s/ Irene M. Esteves	Director	July 13, 2018
Irene M. Esteves
/s/ Todd A. Fisher	Director	July 13, 2018
Todd A. Fisher
/s/ Jonathan A. Langer	Director	July 13, 2018
Jonathan A. Langer
/s/ Paula Madoff	Director	July 13, 2018
Paula Madoff
/s/ Deborah H. McAneny	Director	July 13, 2018
Deborah H. McAneny
/s/ Ralph F. Rosenberg	Director	July 13, 2018
Ralph F. Rosenberg